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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549
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                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): 08/15/2007

                                 Imperiali, Inc.
             (Exact name of registrant as specified in its charter)

            Florida                                              65-0574887
(State or other jurisdiction of                                (IRS Employer
        incorporation)                                       Identification No.)

                        777 South Flagler Dr, Suite 800W
                         West Palm Beach, Florida 33401
          (Address of principal executive offices, including zip code)

                                  561-805-9494
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01


    Valuation Determination for Projects Listed in the 10-Q Dated 05-31-2007
    ------------------------------------------------------------------------

    I1search and i1connect projects:

Approximately $2M was paid to Imperiali Organization to develop the projects of i1search and i1connect. Additional monies were paid out for source coding and technical specifications by Imperiali Organization before Imperiali Inc. began to restart operations in 2005. The amount of money spent on behalf of Imperiali Organization and Mr. Imperato, combining cash expenditures for technology and source code writing, along with expenses, concepts, and marketing plans certainly matches the $2M spent on behalf of Imperiali Inc.

In addition, the i1search project is comparable to a Google type search engine, and it is not a Meta search, but contains proprietary code that makes it a leading edge project. In addition, i1search has additional technology comparing to U-tube. U-tube has just sold for $1.2B, not including Google.

I1connect is a public relations project and has technology that has access to media outlets and relations in over approximately 150 countries. It has linked several search engines from other parts of the world to i1search. In addition, it has developed newspaper links, media links, and the technology that goes with the ability to do such. Imperiali Inc. has spent additional monies with Imperiali Organization to develop this project, but Imperiali Organization and Daniel Imperato have spent monies prior to Imperiali Inc's restart-up in 2005, including software source code, equal to a minimum of $1.5M.

Combining i1search and i1connect projects and comparing them to Google, U-tube, and any established global public relations firm, certainly warrants a $4M valuation and should have an unrealized future value.

Imperiali Inc.'s prior assets, in telecommunications have become useful and valuable based upon Imperiali Organization's development efforts to reestablish a global technology infrastructure and communications trafficking project with voice, video, data, storage, and broadcast plans. Imperiali Inc's assets consisted of previous memorandums of understanding (MOUs) with telecommunication carriers in seventy countries, around the world. These MOUs, related to establishing telecommunications partnerships, services, and joint-infrastructure. Imperiali Organization and Daniel Imperato maintained the global relationships for over three years. In addition, we maintained personal relations and marketing skills to maintain those relations, combining those relationships with the new Imperiali Inc.'s existing telecommunications studies and plans to establish the Company's reentry to build a multibillion dollar telecommunications infrastructure plan.

Based upon Imperiali Organization's development work on behalf of Imperiali Inc, and on behalf of itself, a partnership between South and North American telecommunications companies, to establish a fiber optic subsea infrastructure, is under development. Imperiali Inc. owns all of the data, based upon the old NMDG project, connecting North and South America. It was accompanied by a Bank of America valuation that collectively suggested an approximate value of $700M for the South American to US project, and a valuation of $1.7B for Asia-Pacific portion of the project. Finally, approximately $1.2B valuation for the European project which can be seen in the Bank of America valuation.

Taking into account the age of the Bank of America valuation and prior traffic studies, we extrapolated the current figures combining them with the change in compression, technology, equipment costs, and comparing the current traffic between North and South America, we believe that the valuation of the South American project with new partners $700M can be realized. Since Imperiali Organization has developed a new set of telecom partners with assets of optical fiber stretching between Fortaleza, Brazil to Argentina, with no external traffic at present. This company has entered into an agreement with Imperiali Organization, through Mr. Imperato's efforts. The contract and MOU agreements pertaining to supplies, landing, and traffic are partially completed and signed as of today.

The conclusion of the valuation of $70M does not include the recent invitation of Imperiali Organization to participate in (euro)50B of projects around the world, in collaboration with Orden Bonaria, an international humanitarian organization, through the efforts of Mr. Imperato. The valuation of $70M does include i1search, i1connect, and the North and South American project Excluding Europe, the Middle East, Africa, and Asia for the moment.

Based upon the $700M previous valuation from Bank of America, and at the time, approximate valuation for a going concern of $25-50M, and the fact that, excluding Google's valuation, and just valuing the technology of i1search related to www.studentpipeline.net, a social networking site of which compares to U-tube which sold for $1.2B and a public relations capability to span the global with linkage to the global market place, should suggest an app $300M corporate value.

Based upon competitive analysis of similar companies, Imperiali's projects are conservatively valued based upon this analysis.

The final conclusion of the valuation is as follows: combining the $1.2B sale of U-tube, excluding Google, until a deeper maturity is realized by i1search's capabilities and data center's presence. Along with a comparative public relations company's approximate $300M value and $700M telecommunications value, based upon previous BOA valuation. We believe that combining these three values, totaling $2.2B, and realizing that Imperiali's assets are unrealized values, with an opportunity to grow rapidly and compete with other companies in the sector. Putting a $70M value of unrealized assets on future projects valued in comparison at $2.2B, excluding Google, and the balance of the telecom project, along with the fact that Imperia Organization has substantial additional projects that have been unable to be fully valued at this time. Imperiali decided that putting an unrealized value of $70M basically equals approximately 3% of what Imperiali feels is its full potential, not including the above additional projects that have been developed by Imperiali Organization on behalf and in conjunction with Imperiali Inc.

Overall, Imperiali Inc. and Imperiali Organization coming together has a potential upside of exponential growth, realizing assets and values in the future far beyond and above $70M.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imperiali, Inc.

Dated: August 16, 2007



By: /s/ Charles A. Fiscina
    --------------------------
Name:   Charles A. Fiscina
Title:  Chief Financial Officer